Exhibit 23.1

VIST Financial Corp. 401(k) Retirement Savings Plan

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8, File No. 333-45874 of our report, dated June 28, 2012, relating to the financial statements of VIST Financial Corp. 401(k) Retirement Savings Plan, included in this Annual Report (Form 11-K) for the year ended December 31, 2011.

/s/ Grant Thornton LLP

Philadelphia, Pennsylvania

June 28, 2012